Exhibit 10.3

Execution Version

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (together with all exhibits and schedules hereto, as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 22, 2012, is made by ZaZa Energy Corporation, a Delaware corporation (the “Company”), and ZaZa Holdings, Inc., a Delaware corporation (“Holdings” and together with the Company and any other entity subsequently added as a Pledgor hereunder in accordance with Section 7.12 hereof, each, a “Pledgor” and collectively, the “Pledgors”), in favor of U.S. Bank National Association, in it capacity as collateral agent (the “Collateral Agent”) on behalf and for the benefit of the Secured Parties (as defined below).

RECITALS

A.                                    The Company has entered into that certain Securities Purchase Agreement, dated as of February 21, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Securities Purchase Agreement”), by and among the Company and the Purchasers (as defined in the Securities Purchase Agreement) named therein, pursuant to which, subject to the terms and conditions set forth therein, the Company issued and sold to such Purchasers, and such Purchasers purchased from the Company, the Notes.  Capitalized terms not defined herein shall have the meanings given to them in the Securities Purchase Agreement.

B.                                    The Guarantors have executed and delivered that certain Guaranty Agreement, dated as of February 21, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Guaranty”), pursuant to which the Guarantors have jointly and severally guaranteed the full, complete and final payment and performance of the “Guaranteed Obligations” (as such term is defined in the Guaranty).

C.                                    The Pledgors are the record and beneficial owners of the equity interests shown on Exhibit A attached hereto (the “Pledged Equity”), which Exhibit is incorporated herein by this reference and may be amended or supplemented pursuant to the terms of this Agreement.

D.                                    The Purchasers under the Securities Purchase Agreement are willing to purchase the Notes, but only upon the condition, among others, that the Pledgors shall have executed this Agreement, and delivered this Agreement and the certificates representing the Pledged Equity to the Collateral Agent, on behalf and for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Pledgor hereby represents, warrants, covenants and agrees as follows:

ARTICLE I

DEFINITIONS

1.1       Definitions.  The following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Agreement” has the meaning specified in the Preamble hereto.

“Charter Documents” shall mean, collectively, the certificate or articles of incorporation, limited partnership, organization or formation (including any certificates of designation), the bylaws, the operating agreement, the partnership agreement and/or any other similar constituent documents, as applicable, of the Pledged Entities.

“Collateral Agent” has the meaning specified in the Recitals hereto.

“Company” has the meaning specified in the Preamble hereto.

“Equity Interests” has the meaning specified in the Securities Purchase Agreement.

“Event of Default” has the meaning specified in Section 6.1, below.

“Guaranty” has the meaning specified in the Recitals hereto.

“Holdings” has the meaning specified in the Preamble hereto.

“Indemnified Persons” has the meaning specified in Section 6.5, below.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit B attached hereto.

“Securities Purchase Agreement” has the meaning specified in the Recitals hereto.

“Pledged Collateral” has the meaning specified in Section 2.1, below.

“Pledged Entities” means (a) each of Holdings, ZaZa Energy, LLC and Toreador Resources Corporation, and (b) any other entity from time to time identified as a “Pledged Entity” on Exhibit A hereto.

“Pledged Equity” has the meaning specified in the Recitals hereto.

“Pledgors” has the meaning specified in the Preamble hereto.

“Secured Obligations” means (a) as to the Company, all obligations of the Company for the payment of the principal amount of the Notes, accrued interest thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy or commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all Premiums and all other fees and amounts due to the holders of Notes pursuant to the terms of the Securities Purchase Agreement and the other Transaction Documents, (b) as to Holdings, ZaZa Energy, LLC, Toreador Resources Corporation, and any other Guarantor, such Person’s “Guaranteed Obligations” as such term is defined in the Guaranty, and (c) any and all other debts, liabilities and reimbursement obligations, indemnity obligations and other obligations for monetary amounts, fees, expenses, costs or other sums (including reasonable attorneys’ fees and costs) chargeable to the Company or any other Credit Party under or pursuant to any of the Transaction Documents.

“Secured Parties” means the Collateral Agent and the holders from time to time of the Notes.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

1.2       UCC Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

2.1       Grant Of Security Interest.  As security for the full, prompt and complete payment when due (whether at stated maturity, by demand, acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers as collateral security to the Collateral Agent, and hereby grants to the Collateral Agent, on behalf of itself and the other Secured Parties, a continuing security interest in all of the following, whether now or hereafter existing or acquired (collectively, the “Pledged Collateral”):

(a)                                 all of such Pledgor’s present and future rights, authority and powers as a shareholder or member of each applicable Pledged Entity (whether arising under the Charter Documents of such Pledged Entity, at law or otherwise);

(b)                                 all right, title and interest of such Pledgor, whether now existing or hereafter arising or acquired, in, to and under the Charter Documents and the Pledged Equity and the certificates representing the Pledged Equity (if any), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Pledged Equity, including, without limitation:

(i)                                    all voting trust certificates held by such Pledgor evidencing its beneficial interest in any Pledged Equity subject to any voting trust;

(ii)                                all additional partnership interests, shares of capital stock, membership interests or other equity interests, as the case may be, of the Pledged Entities and voting trust certificates from time to time acquired by such Pledgor in any manner (which additional interests shall be deemed to be part of the Pledged Equity), and the certificates representing such partnership interests, shares of capital stock, membership interests or other equity interests (if any), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such membership interests, shares of capital stock or other equity interests; and

(c)                                  the rents, issues, profits, returns, income, allocations, distributions and proceeds of and from any and all of the foregoing.

Each of the Pledgors hereby instructs the applicable Pledged Entities to register the pledge of the Pledged Collateral under this Section 2.1 pursuant to the UCC.

2.2       Additional Pledged Equity.  (a) In case any Pledgor shall acquire any additional Equity Interests of any Pledged Entity or any other direct or indirect Subsidiary of the Pledgors or any Person which is the successor of any Pledged Entity or Subsidiary, or any securities exchangeable for or convertible into Equity Interests of any class of any Pledged Entity or Subsidiary, by purchase, stock dividend, stock split or otherwise; provided that, to the extent any Pledgor owns or becomes the owner of Equity Interests of any Foreign Subsidiary, such Pledgor shall only be required to pledge Equity Interests representing 65% of all of the issued and outstanding Equity Interests of such Foreign Subsidiary (subject to clause (b) below), and (b) at such time as the Company obtains the necessary consent or approval from the applicable Governmental Authority to pledge more than 49% of the Equity Interests of Toreador Resources Corporation owned by the Company, as required by paragraph 6K of the Securities Purchase Agreement, then, in each case, such shares or other securities shall be subject to the pledge, assignment and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, under this Agreement and such Pledgor shall, within ten (10) Business Day of receiving such Equity Interests, deliver to the Collateral Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed in blank by such Pledgor.  Each Pledgor agrees to amend Exhibit A from time to time within ten (10) Business Days of receiving any such additional Equity Interests and shall cause the Pledged Entity whose shares are being pledged to execute an acknowledgement in form and substance substantially similar to the “Acknowledgement” attached hereto to the extent such Pledged Entity has not previously executed an acknowledgment.

2.3       Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall:

(a)                                 remain in full force and effect until the full and complete and final payment of all of the Secured Obligations in cash under the terms of the Securities Purchase Agreement;

(b)                                 be binding upon each Pledgor and its successors, transferees and assigns; and

(c)                                  inure, together with the rights and remedies of the Collateral Agent and the other Secured Parties hereunder, to the benefit of the Collateral Agent and the other Secured Parties.

2.4       Termination of Security Interest.  Upon the complete, full and final payment of the Secured Obligations in cash under the Securities Purchase Agreement, the security interest in the Pledged Collateral granted in Section 2.1 shall revert to the applicable Pledgors.  Upon any such termination, the Collateral Agent shall, at the Pledgors’ sole expense, promptly deliver to the applicable Pledgors, without any representations, warranties or recourse of any kind whatsoever, any and all certificates or other instruments representing or evidencing the Pledged Equity previously delivered to the Collateral Agent, together with all other Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to the applicable Pledgors, at the Pledgors’ sole expense, such documents and take such other actions as any Pledgor shall reasonably request to evidence such termination.

2.5       No Assumption.  This Agreement is executed and delivered to the Collateral Agent, for the benefit of itself and the other Secured Parties, for collateral security purposes only.  Notwithstanding anything herein to the contrary:

(a)                                 each Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b)                                 the exercise by the Collateral Agent or any other Secured Party of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Pledged Collateral; and

(c)                                  the Collateral Agent and the other Secured Parties shall not have any obligation or liability under any such contracts or agreements included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and the Collateral Agent and the other Secured Parties shall not hereunder or otherwise (i) assume any obligation or liability under or in connection with the Charter Documents or the certificates representing the Pledged Equity to any Person, and any such assumption is hereby expressly disclaimed, or (ii) have or be deemed to have the duties, responsibilities or powers of the management of any of the Pledged Entities.

2.6       Delivery of Certificates and Instruments.  Each Pledgor shall deliver at Closing, and thereafter agrees to deliver to the Collateral Agent, immediately upon receipt thereof, any and all certificates and instruments evidencing or representing any of the Pledged Equity, in each case properly endorsed in blank and in suitable form for transfer by delivery and accompanied by instruments of transfer endorsed in blank, in form and substance satisfactory to the Collateral Agent.  The Collateral Agent will hold such certificates and instruments until the full and complete and final payment of all of the Secured Obligations in cash under the terms of the Securities Purchase Agreement.  At any time and from time to time, the Collateral Agent shall have the right to exchange certificates or instruments evidencing or representing the Pledged Equity for certificates or instruments of smaller or larger denominations.  Without the prior written consent of the Required Noteholders, no Pledgor shall permit (a) Article 8 of the UCC of any applicable jurisdiction to govern the Pledged Equity of any Pledged Entity and (b) the Pledged Equity of any Pledged Entity to be certificated or otherwise evidenced by a “security certificate” (as that term is used in Article 8 of the UCC) unless in each case such Pledgor delivers such security certificate, together with a duly executed transfer power or other instrument of transfer (in form and substance satisfactory to the Collateral Agent) executed in blank, promptly (but in any event within one Business Day after receipt thereof) to the Collateral Agent or otherwise causes the Administrative Agent’s security interest therein to be perfected by “control” under the UCC.

2.7       Amendment and Waiver of Certain Charter Document Provisions.  Each Pledgor irrevocably waives any and all provisions of the Charter Documents of each Pledged Entity, as applicable, or applicable law that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Equity or any enforcement action which may be taken in respect of any such Lien or the transfer of the Pledged Equity by the Collateral Agent or any of its transferees, (b) would operate to limit or restrict the ability of the Collateral Agent or any of its transferees from becoming a full voting member of any Pledged Entity, as the case may be, or (c) otherwise conflict with the terms of this Agreement.  Each of the Pledgors pledging the equity interests of each Pledged Entity hereby agrees that, notwithstanding anything contained therein to the contrary, the Charter Documents of such Pledged Entity are hereby amended to provide that (w) each member of such Pledged Entity may, in order to secure financing for the Company or its affiliates, encumber, collaterally assign, mortgage or pledge its membership interests and all of its rights under such Pledged Entity’s Charter Documents in favor of the lenders (or an agent on their behalf) providing such financing, (x) each member of such Pledged Entity consents to any Transfer of all or a portion of its or any other member’s membership interests and similar rights in connection with any foreclosure or other exercise of remedies by such lenders (or an agent on their behalf) in respect of such pledged membership interests and rights, (y) in the event of the Transfer of less than all of a member’s membership interests and rights, the transferee shall become an additional member of such Pledged Entity and in the event of the Transfer of all of a member’s membership interests of such Pledged Entity and rights thereunder, the transferee shall succeed to all such member’s rights and interests under the applicable Pledged Entity’s Charter Documents (including, in the case of the Transfer of the managing or sole member’s membership interests, all of such managing or sole member’s rights and interests under the Charter Documents of such Pledged Entity in its capacity as managing member), and (z) upon the Transfer of a member’s membership interests in such Pledged Entity, the transferee shall become a member of such Pledged Entity upon the completion of the Transfer without any further action or consent of any member.  Each Pledgor hereby grants all consents and waivers that may be required under the applicable Pledged Entity’s Charter Documents to which such Pledgor is a party and any applicable law to permit the Collateral Agent to become admitted as a member of any Pledged Entity in which such Pledgor holds membership interests in connection with any Transfer and agrees that no such Transfer nor any such admission will cause the Company to dissolve.  Each Pledgor agrees to execute all such further documents, instruments and agreements as may be reasonably requested by the Collateral Agent to further evidence the amendments contemplated above.  Each Pledgor agrees that it shall not (and each Pledgor agrees that it shall not cause or permit any Pledged Entity in which such

Pledgor holds any equity interests to) issue any equity interests to any Person other than the holders of its equity interests on the date hereof unless such Person shall have agreed to be bound by the provisions of this Section 2.7 pursuant to documentation in form and substance reasonably satisfactory to the Required Noteholders and the Collateral Agent.

As used herein, “Transfer” means, with respect to any sale, assignment (other than a collateral assignment) or conveyance and any transfer occurring as a result of or in connection with the enforcement or realization by a lender or other secured party of its security interest granted by means of any encumbrance, collateral assignment, mortgage or pledge by a Pledgor of all or any portion of its membership interests of any Pledged Entity, whether occurring voluntarily or by operation of law or the disposition of any membership interests pursuant to a foreclosure or sale in lieu of a foreclosure.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1       Representations And Warranties.  Each Pledgor hereby represents and warrants to the Collateral Agent as of the date of each pledge and delivery hereunder by such Pledgor to the Collateral Agent of any Pledged Collateral, that:

(a)                                 Organization.  Such Pledgor is duly formed and validly existing under the laws of the state of its organization and has all requisite organizational power to enter into and perform its obligations under this Agreement.

(b)                                 Due Authorization; Non-Contravention.  The execution, delivery and performance by such Pledgor of this Agreement and each other Transaction Documents to which such Pledgor is a party have been duly authorized by all requisite action.  Such Transaction Documents do not contravene Pledgor’s organizational documents and do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except the Liens granted herein to the Collateral Agent and any Liens permitted under the Securities Purchase Agreement) upon any of the properties or assets of Pledgor pursuant to its organizational documents, any award of any arbitrator or any agreement (including any agreement with equityholders of such Pledgor), instrument, order, judgment, decree, statute, law, rule or regulation to which such Pledgor is subject.

(c)                                  Binding Obligations.  This Agreement constitutes, and each other Transaction Document executed by such Pledgor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Pledgor, enforceable against such Pledgor in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 Filing.  No presently effective UCC financing statement or any other Lien covering any of the Pledged Collateral is on file in any public office, except for UCC financing statements in favor of the Collateral Agent.

(e)                                  Ownership; No Liens.  Such Pledgor is the legal and beneficial owner of, and has good and merchantable title to (and has full right and authority to pledge and assign) all Pledged Collateral pledged by the Pledgor hereunder, free and clear of all Liens, except the Lien granted herein to the Collateral Agent and Liens permitted under the Securities Purchase Agreement.  None of the Pledged Collateral has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

(f)                                   Charter Documents.  The Pledgor has furnished to the Collateral Agent a true and correct copy of the Charter Documents and all amendments thereto, which Charter Documents have not been further amended or modified and remain in full force and effect.

(g)                                 Equity Interests.  The class, certificate numbers, number of shares, partnership interests, membership interests or other equity interest, and percentage ownership of each Pledged Equity is set forth on Exhibit A.

(h)                                 Certificate.  (i) No Pledged Equity of any Pledged Entity that is a limited liability company are governed by Article 8 of the UCC of any applicable jurisdiction and no Pledged Equity of any Pledged Entity are evidenced by any certificate unless such certificate, together with a duly executed transfer power or other instrument of transfer (each in form and substance satisfactory to the Collateral Agent) duly executed in blank, has been delivered to the Collateral Agent; (ii) the certificates of the Pledged Equity, to the extent that such interests are represented by certificates, together with duly executed transfer powers or other instruments of transfer (each in form and substance satisfactory to the Collateral Agent) duly executed in blank by such Pledgor, have been delivered to the Collateral Agent; and (iii) as of the Closing Day, no Pledged Equity of any Pledged Entity held and owned by such Pledgor are represented by certificates, except to the extent identified on Exhibit A hereto;

(i)                                    Compliance With Securities Laws.  The offering and sale of all the Pledged Equity has been conducted, in all material respects, in compliance with all applicable state and federal securities laws and regulations and, without limiting the generality of the foregoing, no offering document furnished to any Person in connection therewith contained any misstatement of a material fact or omitted to state any fact necessary to make such document not materially misleading.

(j)                                    Information.  All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time furnished by such Pledgor to the Collateral Agent or any other Secured Party, and all other written information at any time furnished by such Pledgor to the Collateral Agent or any other Secured Party, is and shall be true and correct in all material respects as of the date furnished.

(k)                                 Records.  The address of the location of the records of such Pledgor concerning the Pledged Collateral and the address of such Pledgor’s principal place of business and chief executive office (or residence, if Pledgor is an individual) is set forth in Schedule I to this Agreement.

(l)                                    Authorization; Approval.  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, or any other Person is required (other than any consents which have already been obtained) either:

(i)                                    for the pledge by such Pledgor of any Pledged Collateral pursuant to this Agreement or for the execution, delivery, and performance of this Agreement by such Pledgor; or

(ii)                                for the exercise by the Collateral Agent or any other Secured Party of (a) the voting or other rights provided for in this Agreement, or (b) the remedies in respect of the Pledged Collateral pursuant to this Agreement, except, in the case of this clause (ii)(b), as may be required in connection with a disposition of any partnership interests, membership interests, shares of capital stock or other equity interest, as the case may be, by laws affecting the offering and sale of securities generally, or as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations issued relating thereto.

(m)                             First Priority Lien.  The pledge and grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement, will create a valid first priority perfected Lien (subject to the Liens permitted under the Securities Purchase Agreement) on and in the Pledged Collateral pledged by such Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no prior Lien (subject to the Liens permitted under the Securities Purchase Agreement), assuming continued possession of the original certificates evidencing the Pledged Equity (if any) constituting Pledged Collateral by the Collateral Agent.  Separately, the Lien on and in the Pledged Collateral will become a valid first priority Lien (subject to the Liens permitted under the Securities Purchase Agreement) upon the due filing of a UCC financing statement describing the Pledged Collateral in the applicable filing offices in the state in which such Pledgor is “located” for purposes of the UCC.

ARTICLE IV

COVENANTS

4.1       Protect Pledged Collateral; Further Assurances.  No Pledgor shall sell, assign, transfer, pledge or otherwise encumber the Pledged Collateral in any manner (except for the pledge granted herein to the Collateral Agent), except to the extent permitted by the Securities Purchase Agreement.  Each Pledgor shall warrant and defend the right and title granted by this Agreement to the Collateral Agent in and to the Pledged Collateral (and all right, title and interest represented by the Pledged Collateral) against the claims and demands of all Persons (other than Liens permitted under the Securities Purchase Agreement) whomsoever.  Each Pledgor agrees, at any time, and from time to time, at the expense of such Pledgor, to promptly execute and deliver all further instruments, and take all further action that may be reasonably requested by the Collateral Agent in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent or any other Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral as set forth in Article VI hereof.

4.2       Voting Rights.  If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the applicable Pledgor of the Collateral Agent’s intention to exercise its voting power under this Section 4.2, such notified Pledgor agrees:

(a)                                 that the Collateral Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to the Pledged Collateral pledged by such Pledgor, and such Pledgor hereby grants the Collateral Agent, from the date hereof until the complete, full and final repayment of the Secured Obligations in cash under the Securities Purchase Agreement, an irrevocable proxy, coupled with an interest exercisable under such circumstances, to vote such Pledged Collateral; and

(b)                                 promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All payments and proceeds which may at any time and from time to time be held by any of the Pledgors, but which such Pledgor is obligated to deliver to the Collateral Agent on behalf of itself and the other Secured Parties, shall be held by such Pledgor separate and apart from its other property in trust for the Collateral Agent and the other Secured Parties.  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in this Section 4.2, the Pledgors shall have the exclusive voting power with respect to the Pledged Collateral and the Collateral Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to the Pledged Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken by any Pledgor that would impair any Pledged Collateral or be inconsistent with or violate any provision of the Securities Purchase Agreement or any Transaction Document without the prior written consent of the Collateral Agent and the other Secured Parties.

4.3       Filings; Recordings.  Each Pledgor hereby authorizes UCC-1 financing statements and similar documents to be filed by or on behalf of the Collateral Agent (and hereby agrees to promptly pay the cost of filing or recording the same in all public offices deemed necessary by the Collateral Agent), and agrees to promptly do such other acts and things, all as the Collateral Agent may from time to time reasonably request to establish and maintain a valid, perfected pledge of, and security interest in, the Pledged Collateral in favor of the Collateral Agent.

4.4       Maintenance Of Records.  Subject to the provisions of Section 4.5, each Pledgor shall keep at its address indicated on Schedule I all its records concerning the Pledged Collateral.

4.5       Notice Of Change Of Address.  Each Pledgor shall furnish to the Collateral Agent at least thirty (30) days’ prior written notice of any change in the address of such Pledgor’s principal place of business or chief executive office (as described on Schedule I), the name of such Pledgor, or its state of formation.

4.6       Information.  Each Pledgor shall furnish the Collateral Agent such information concerning the Pledged Collateral as the Collateral Agent may from time to time reasonably request, and will permit the Collateral Agent and its designees, from time to time during normal business hours, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to the Pledged Collateral, and shall upon the request of the Collateral Agent, deliver to the Collateral Agent copies of all of such records and papers.

4.7       Notice Of Dissolution.  Each Pledgor shall promptly notify the Collateral Agent in writing upon learning of the occurrence of any event which might reasonably be expected to or would cause termination and/or dissolution of any of the Pledged Entities.

ARTICLE V

THE COLLATERAL AGENT

5.1       The Collateral Agent Appointed Attorney-in-Fact.  Until termination of this Agreement pursuant to Section 2.4, each Pledgor hereby irrevocably appoints the Collateral Agent to be such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                                 to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b)                                 to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c)                                  to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Pledged Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

5.2       The Collateral Agent May Perform.  If any Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement for the benefit of the Secured Parties and itself and not for such Pledgor and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgors pursuant to Section 6.5.

5.3       The Collateral Agent Has No Duty.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers.  The Collateral Agent shall have no duty as to any Pledged Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.  Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral if it takes such action for that purpose as any Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default.  Failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

DEFAULTS AND REMEDIES

6.1       Events Of Default.  It shall be an “Event of Default” hereunder if any Event of Default (as defined in the Securities Purchase Agreement) shall occur.

6.2       Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)                                 The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 The Collateral Agent may:

(i)                                    transfer all or any part of the Pledged Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Pledged Collateral is subject to the Lien hereunder;

(ii)                                notify the parties obligated on any of the Pledged Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder;

(iii)                            enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)                             endorse any checks, drafts, or other writings in any Pledgor’s name to allow collection of the Pledged Collateral;

(v)                                 take control of any proceeds of the Pledged Collateral; or

(vi)                             execute (in the name, place and stead of any Pledgor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

(c)                                  If, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary, but subject to the other requirements of this Section 6.2(c), and shall not be required to effect such registration or cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion: (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; or (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof.  In addition to a private sale as provided above in this Section 6.2(c), if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem necessary in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(d)                                 Each Pledgor agrees that a breach of any covenants contained in this Agreement will cause irreparable injury to the Collateral Agent, on behalf of itself and the other Secured Parties, that in such event the Collateral Agent and the other Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Article VI shall be specifically enforceable against such Pledgor, and, to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

6.3       Compliance With Restrictions.  Each Pledgor agrees that in any sale of any of the Pledged Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and such Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent nor the Secured Parties be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

6.4       Application Of Proceeds.  All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied: first, to the payment of all reasonable costs and reasonable out-of-pocket expenses of holding and selling the Pledged Collateral, including, without limitation, reasonable attorneys’ fees and expenses, fees of any accountants and court costs of the Collateral Agent and the other Secured Parties; second, to the full and complete payment of all of the Secured Obligations; and third, to, after payment in full of all of the Secured Obligations in cash under the Securities Purchase Agreement, the Pledgors as required by law.

6.5       Indemnity And Expenses.  Each Pledgor hereby indemnifies and holds harmless the Collateral Agent, each other Secured Party, and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Persons”) from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the gross negligence, bad faith or willful misconduct of any Indemnified Person.  Upon demand, the Pledgors shall pay to the Collateral Agent or such other Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents (including reasonable attorneys’ fees and costs, whether related to a suit or action or any reviews of or appeals from a judgment or decree therein or in connection with non-judicial action) which the Collateral Agent or such other Secured Party may incur in connection with (a) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder, or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1       Transaction Document.  This Agreement is one of the Transaction Documents executed pursuant to the Securities Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

7.2       Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective if at any time payment of the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the Secured Obligations, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

7.3       Amendments; Waivers.  No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Pledgor from any provision in this Agreement shall in any event be effective unless the same shall have been consented to in writing by each Pledgor and the Collateral Agent (with the consent of the Required Noteholders).

7.4       Protection Of Pledged Collateral.  The Collateral Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein, all such actions being for the express benefit of the Secured Parties and the Collateral Agent and not any of the Pledgors.

7.5       Addresses For Notices.  All notices and other communications provided for hereunder shall be in writing and addressed and delivered to (a) the Pledgors care of the Company at its address set forth in paragraph 13H of the Securities Purchase Agreement, and (b) to the Collateral Agent at the address set forth under the Collateral Agent’s signature block of this Agreement.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received.

7.6       Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

7.7       Severability.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.8       Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

7.9       Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING

CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

7.10                        Waiver of Jury Trial.  THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE ACTIONS OF THE HOLDERS OF THE NOTES OR THE COLLATERAL AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

7.11                        Jurisdiction; Venue. Each Pledgor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or any of the agreements, documents or instruments delivered in connection herewith or therewith.  To the fullest extent permitted by applicable law, each Pledgor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing in this Section 7.11 shall affect the right of any holder of any Note or the Collateral Agent to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes or the Collateral may have to bring proceedings against any Pledgor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

7.12                        Additional Pledgor.  From time to time on or after the date hereof, additional Subsidiaries and/or Affiliates of the Company may become parties hereto, as additional Pledgors (each, an “Additional Pledgor”), by executing a Joinder Agreement hereto.  Upon the delivery of the Joinder Agreement to the Collateral Agent, such Additional Pledgor shall be deemed a Pledgor hereunder and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS:	ZAZA ENERGY CORPORATION,
a Delaware corporation

	By:	/s/ Todd Alan Brooks
	Name:	Todd Alan Brooks
	Title:	President

ZAZA HOLDINGS, INC.

	By:	/s/ John E. Hearn, Jr.
	Name:	John E. Hearn, Jr.
	Title:	President

ACCEPTED AND ACKNOWLEDGED BY:	U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

	By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

Address for Notices:

5555 San Felipe Street, Suite 1150
Houston, TX 77056
Attention: Mauri Cowen, Vice President